EXHIBIT 23

                   Report and Consent of Independent Auditors

The Board of Directors
PepsiCo, Inc.

The audits referred to in our report dated February 9, 2000, included the related financial statement schedule as of December 25, 1999, and for each of the years in the three-year period ended December 25, 1999 listed in the accompanying index at Item 14(a)2. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our reports which are incorporated herein by reference in the following Registration Statements on:

                                                           Registration
Description                                              Statement Number

Form S-3
--------
PepsiCo SharePower Stock Option Plan
   for PCDC Employees                                      33-42121
$32,500,000 Puerto Rico Industrial, Medical and
   Environmental Pollution Control Facilities
   Financing Authority AdjustableRate Industrial
   Revenue Bonds                                           33-53232
Extension of the PepsiCo SharePower Stock Option
   Plan to Employees of Snack Ventures Europe,
   a joint venture between  PepsiCo Foods
   International and General Mills, Inc.                   33-50685
$4,587,000,000 Debt Securities and Warrants                33-64243

Form S-8
--------
PepsiCo SharePower Stock Option Plan                       33-35602, 33-29037,
                                                           33-42058, 33-51496,
                                                           33-54731& 33-66150
1988 Director Stock Plan                                   33-22970
1979 Incentive Plan and the 1987 Incentive Plan            33-19539
1994 Long-Term Incentive Plan                              33-54733
1995 Stock Option Incentive Plan                           33-61731 & 333-09363
1979 Incentive Plan                                        2-65410
PepsiCo, Inc. Long Term Savings Program                    2-82645, 33-51514
                                                           & 33-60965
PepsiCo 401(K) Plan                                        333-89265


                                                    KPMG  LLP
New York, New York
March 21, 2000